EXHIBIT 99.1

New Tests Show Know Labs Bio-RFID™ Technology Delivers Blood Glucose Readings Comparable to FDA-Cleared Devices

SEATTLE – October 6, 2021 – Know Labs, Inc. (OTCQB: KNWN), an emerging leader in non-invasive medical diagnostics, today published a new report on its non-invasive platform technology, Bio-RFIDTM, comparing its clinical accuracy to FDA-cleared glucose monitoring devices that are currently available in the market.

For these latest tests, human subjects placed their arms on a Bio-RFID sensor and their blood glucose levels were measured every five minutes over a period of two hours. Concurrent readings were taken with an Accu-Chek® fingerstick device and with two continuous glucose monitoring devices, Abbott FreeStyle® Libre and Dexcom G6®, which allowed the calculation of Bio-RFID’s MARD (mean absolute relative difference). MARD is the most common metric used to assess the performance of glucose monitoring systems, with a low percentage indicating the glucose readings are close to the reference glucose value, validating the device’s accuracy. Values under 10% are regarded to have good analytical performance. The Bio-RFID average MARD was between 5.3% and 6.7% when compared with the FDA-approved devices used in the study, which confirms that Bio-RFID can offer the high-level of clinical accuracy required by medical diagnostics devices.

“The accuracy achieved by Bio-RFID showcased in this report is supported by the hundreds of tests that our research and development team has conducted in the last few years and the continued optimization of our AI-powered algorithm. I couldn’t be prouder of the work done by our team,” said Phil Bosua, Know Labs CEO and Bio-RFID inventor. “This data confirms that Know Labs’ family of products can be an accurate, cost-effective and non-invasive alternative to the current FDA-cleared glucose monitoring devices in the market, and to the painful, inconvenient fingersticks still used by many millions of people with diabetes.”

Know Labs also published a video from its research and development laboratory that documents the internal tests and shows the progress made to miniaturize the Bio-RFID sensor, going from a 3 foot by 3 foot circuit board to a small device that fits in your pocket. The Bio-RFID sensor is the core component of Know Labs’ KnowU™ and UBand™, two non-invasive glucose monitoring devices that will address different market segments. KnowU offers on-demand and on-the-go use while the UBand addresses the continuous and wearable need.

“Our miniaturization efforts combined with our powerful predictive diagnostics AI brings us much closer to market,” said Ron Erickson, Know Labs Chairman and Founder. “Right now, we are focused on getting our human testing protocol approved by an independent review board so we can begin internal clinical studies.”

Know Labs is focused on launching what the company believes will be the world’s first non-invasive medical-grade glucose monitoring solution. As we progress toward that goal, updates will be provided. Additional details on Know Labs’ product portfolio, as well as copies of the report and the video mentioned above are available at www.knowlabs.co.

Notice of Non-Affiliation and Disclaimer

Dexcom G6® is a registered trademark of Dexcom, Inc. Freestyle® is a registered trademark of Abbott Laboratories, Inc. Accu-Chek® is a registered trademark of Roche Diabetes Care, Inc. Know Labs is not affiliated, associated, authorized, endorsed by, or in any way officially connected with Dexcom, Abbott Laboratories or Roche Diabetes Care, or any of its subsidiaries or its affiliates.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile, or bench-top form factors. This patented and patent-pending technology makes it possible to effectively conduct analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a glucose monitor. It will provide the user with real-time information on their blood glucose levels. This product will require U.S. Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement

This video and release contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Jordyn (Theisen) Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414